Exhibit 10.2

EXTENSION AGREEMENT

This EXTENSION AGREEMENT (the “Second Extension Agreement”), is entered into as of September 18, 2015 (the “Amendment Date”), by and between AUTHENTIDATE HOLDING CORP. (the “Company”) and IAN C. BONNET (the “Executive”).

RECITALS:

WHEREAS, the Company and the Executive entered into an Employment Agreement dated as of February 18, 2015 (the “Employment Agreement”), under which the Executive is currently employed as the Chief Executive Officer and President of the Company;

WHEREAS, pursuant to the terms of an extension agreement effective as of August 18, 2015 (the “First Extension Agreement”), the Company and Executive agreed to extend the term of the Employment Agreement for a period ending on September 18, 2015; and

WHEREAS, the term of the Employment Agreement, as modified by the Extension Agreement expires September 18, 2015 and the Company and the Executive wish to further extend the term of the Employment Agreement for a period ending on September 25, 2015.

NOW, THEREFORE, in consideration of the foregoing and the mutual undertakings contained in this Second Extension Agreement, the parties agree as follows:

1.    Extension of Term. The Company and the Executive hereby agree that as of the Amendment Date, the first sentence of Section 9 of the Employment Agreement, as modified by Section 1 of the First Extension Agreement, is hereby further amended and restated to read as follows: “The initial term of this Agreement is for a period commencing on the Start Date and expiring on September 25, 2015 (the “Expiration Date”), unless sooner terminated upon the death of the Employee, or as otherwise provided herein.” Accordingly, the Company and the Executive hereby agree that from and after the Amendment Date, the term “Expiration Date”, as used in the Employment Agreement (and as modified by the First Extension Agreement), shall mean and be September 25, 2015. From and after the Amendment Date, all references in the Employment Agreement (as modified by the First Extension Agreement) to the “term” or “duration” of the Employment Agreement shall give effect to this Second Extension Agreement.

2.    Modification; Full Force and Effect. Except as expressly modified and superseded by this Second Extension Agreement, the terms, representations, warranties, covenants and other provisions of the Employment Agreement (as previously modified) are and shall continue to be in full force and effect in accordance with their respective terms until the Expiration Date or any earlier termination of the Employment Agreement. To the extent there are any inconsistencies or ambiguities between the specific subject matter of this Second Extension Agreement and the Employment Agreement, as amended to date, the terms of this Second Extension Agreement shall control.

3.    References to the Employment Agreement. After the date hereof (i) the applicable portions of this Second Extension Agreement shall be a part of the Employment Agreement (as previously modified), and (ii) all references in the Employment Agreement to “this Employment Agreement,” “this Agreement” and phrases of similar import, shall give effect to this Second Extension Agreement.

4.    Miscellaneous. This Second Extension Agreement shall be governed and construed in accordance with the laws of the State of New Jersey, without reference to its conflict of laws rules.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Employment Agreement. This Second Extension Agreement contains the entire agreement and understanding of the parties with respect to its subject matter and supersedes all prior arrangements and understandings between the parties, both written and oral, with respect to its subject matter. This Second Extension Agreement may not be amended or modified except in the manner for an amendment of the Employment Agreement as set forth therein. The observance of any term of this Second Extension Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) in the manner set forth in the Employment Agreement and the failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the rights at a later time to enforce the same. No waivers of or exceptions to any term, condition, or provision of this Second Extension Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition, or provision. This Second Extension Agreement shall be binding upon and shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Second Extension Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Executed counterparts may be delivered via facsimile or other means of electronic transmission.

Remainder of page intentionally left blank; signature page follows.

IN WITNESS WHEREOF, the Executive has individually signed this Second Extension Agreement, and the Company has caused this Second Extension Agreement to be signed by its authorized representative, all as of the date first written above.

AUTHENTIDATE HOLDING CORP.		EXECUTIVE

By:		By:
Name:	Charles C. Lucas		Ian C. Bonnet
Title:	Chairman of the Board of Directors

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